UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

LiveRamp Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement Supplement Dated July 11, 2024
To the Proxy Statement Furnished June 28, 2024 for the
Annual Meeting of Shareholders to Be Held on August 13, 2024
225 Bush Street, 17th Floor
San Francisco, CA 94104
888-987-6764
www.LiveRamp.com
Supplement to Proxy Statement
The information below supplements the proxy statement of LiveRamp Holdings, Inc. (the “Company”) for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), which was furnished to shareholders beginning on June 28, 2024, as supplemented on July 8, 2024 (the “Proxy Statement”). We are filing a proxy supplement (this “Supplement”) solely to supplement footnote 1 to the Summary Compensation Table (the “SCT”) on page 60 of the Proxy Statement and footnote 4 to the Grants of Plan-Based Awards for Fiscal 2024 table (the “GPBA Table”) on page 62 of the Proxy Statement (collectively, the “Footnotes”).
The Footnotes disclose that the amounts reported in the “Stock Awards” column of the SCT and the “Grant Date Fair Value of Stock and Option Awards” column of the GPBA Table “reflect the grant date fair value of awards of RSUs and PSUs calculated in accordance with FASB ASC Topic 718.” Additionally, the Footnotes disclose that for the performance awards based on relative total shareholder return (the “relative TSR PSUs”) granted on May 17, 2023, November 14, 2023 and December 12, 2023, “we estimated the grant date fair value to be $38.58, $57.74 and $57.91, respectively, using a Monte Carlo simulation model.”
The Monte Carlo simulation model requires assumptions for expected volatility, risk-free interest rate, dividend yield and expected life. The following table summarizes the assumptions used to value the relative TSR PSUs granted in fiscal 2024 on May 17, 2023, November 14, 2023 and December 12, 2023:
	Relative TSR PSUs granted on:
	May 17, 2023	November 14, 2023	December 12, 2023
Expected Volatility	52%	50%	50%
Risk-free Interest Rate	3.75%	4.59%	4.59%
Dividend Yield	0.0%	0.0%	0.0%
Expected Life	2.9 years	2.4 years	2.3 years
Our “expected volatility” is based on the Company’s 3-year historical volatility over the expected term. The “risk-free interest rate” that we use is based on the United States Treasury yield in effect on the award date for zero coupon United States Treasury notes with maturities equal to the expected life. Our assumptions include a 0.0% “dividend yield” because we do not currently issue dividends. The “expected life” is based on the time period from the valuation date (which is the grant date) to the end of the performance period.
Additional Information
Proxies that have already been submitted, and which are not subsequently revoked or changed as described below, will be voted at the 2024 Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement. In general, you may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to LiveRamp’s Corporate Secretary at LiveRamp Holdings, Inc., 301 Main Street, 2nd Floor, Little Rock, AR 72201; (ii) submitting another vote over the Internet or by telephone; or (iii) by attending and voting virtually via the Internet during the 2024 Annual Meeting. A shareholder’s last vote is the vote that will be counted. See Questions and Answers about the Proxy Materials and the 2024 Annual Meeting on pages 1 – 5 of the Proxy Statement. Should you have any questions or need any assistance in submitting your proxy card to vote your shares, please contact our proxy solicitor, Alliance Advisors, LLC, by email at sfreyman@allianceadvisors.com.
Except as set forth above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies.

The Proxy Statement and this Supplement have been filed with the Securities and Exchange Commission. We will furnish a copy of this Supplement to any shareholder by mail upon request to the Corporate Secretary, 301 Main Street, 2nd Floor, Little Rock, AR 72201. This Supplement and the Proxy Statement are also available in digital form for download or review in the “Financial Information — Annual Reports & Proxies” section of our investor relations website at https://investors.liveramp.com or at www.proxyvote.com.